Exhibit 24.1

     POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of AB&T Financial Corporation and the several undersigned Officers and Directors thereof whose signatures appear below hereby makes, constitutes and appoints Daniel C. Ayscue its and his or her true and lawful attorney, with full power of substitution to execute, deliver and file in its or his or her name and on its or his or her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below; (a) a Registration Statement on Form S-8 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the shares of common stock of AB&T Financial Corporation, $1.00 par value per share, to be issued in connection with the AB&T Financial Corporation 2005 Incentive Stock Option Plan and the AB&T Financial Corporation 2005 Nonstatutory Stock Option Plan, all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter the “Registration Statement”); and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement; and each of AB&T Financial Corporation and said Officers and Directors hereby grants to said attorney full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as AB&T Financial Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of AB&T Financial Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorney might do or cause to be done by virtue of this power of attorney and his signature as the same may be signed by said attorneys to any or all of the following (and/or any and all amendments and supplements to any or all thereof); such Registration Statement filed under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and all documents in support thereof or supplemental thereto, filed under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, AB&T Financial Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand on the date indicated below.

                                                                                 AB&T FINANCIAL CORPORATION

                                                                                (Registrant)

                                                                                By:              /s/ Daniel C. Ayscue
                                                                                                   Daniel C. Ayscue
                                                                                                   President and Chief Executive Officer,
                                                                                                       Chief Financial Officer

Dated: Oct. 24, 2008

SIGNATURE	CAPACITY

/s/ Daniel C. Ayscue Daniel C. Ayscue	President and Chief Executive Officer, Chief Financial Officer

/s/ Kenneth A. Appling___ Kenneth Appling	Director

/s/ Joseph H. Morgan Joseph H. Morgan	Director

/s/ Wayne F. Shovelin Wayne F. Shovelin	Director

/s/ David W. White David W. White	Director